UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2009

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09338 (Commission File Number)	75-1943604 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 16, 2009, Michaels Stores, Inc. (the “Company”) entered into a Master Services Agreement (the “Agreement”) with Tata America International Corporation, operating as TCS America, a New York corporation (“TCS”) to procure from TCS on a co-sourcing model, certain functions and services currently performed by the Company.

Under the terms of the Agreement, TCS will, among other things, provide the Company with information technology (“IT”) services and accounts payable (“AP”) services. As the IT and AP services are transitioned to TCS, the Company expects that certain of its employees will become employees of TCS, and that certain positions in its IT and AP departments will be eliminated. Under the Agreement the Company has the ability to co-source additional services to TCS.

The initial term of the Agreement is approximately five years, commencing on January 16, 2009 and ending on the close of the Company’s fiscal year 2013. If after good faith negotiation, the Company and TCS are not able to reach agreement on a long term renewal of the Agreement, the Company has the right to extend the Agreement for two additional twelve-month terms.  The Agreement provides the Company with certain committed savings, project development efforts and access to customer centric and other business solutions.  Although the Agreement is non-exclusive, Michaels must achieve certain minimum spend requirements in order to earn the committed savings and additional services provided by TCS.

The Company will pay TCS for the services through a combination of fixed and variable charges, with the variable charges fluctuating based on the Company’s actual need for such services.  The Agreement requires TCS to meet or exceed specified service levels.  If TCS fails to meet a given performance standard, the Company will, in certain circumstances, receive a credit against the charges otherwise due. Additionally, the Company has the right to periodically perform benchmark studies to determine whether the charges under the Agreement are consistent with the then current market for comparable services.

Based on the currently projected usage of IT and AP services over the initial term, the Company expects to pay TCS approximately $55-65 million dollars during the initial term of the Agreement.  This figure will grow if additional services are co-sourced to TCS.

The Company will be required to pay a termination fee under the Agreement if it terminates the Agreement for convenience or in connection with a change in control of the Company.  The Company also retains the right to obtain termination assistance from TCS to facilitate the transition of services from TCS to another supplier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

By:	/s/ Elaine D. Crowley
Elaine D. Crowley
Executive Vice President - Chief Financial Officer

Date:  January 26, 2009